Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 ur.com

United Rentals to Present at the Citi 2023 Global Industrial Tech and Mobility Conference

STAMFORD, Conn. – February 14, 2023– United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Citi 2023 Global Industrial Tech and Mobility Conference on Wednesday, February 22, 2023. The conference will include a presentation by Matt Flannery, chief executive officer, and Ted Grace, chief financial officer.

The presentation is scheduled to begin at 4:20 p.m. ET and will be available via the following link: https://kvgo.com/industrials-conference-2023/united-rentals-feb-2023

The presentation may also be accessed on www.ur.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,462 rental locations in North America, 13 in Europe, 27 in Australia and 19 in New Zealand. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 24,600 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,600 classes of equipment for rent with a total original cost of $19.61 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Ted Grace

Chief Financial Officer

O: (203) 618-7122

C: (203) 399-8951

tgrace@ur.com